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                                                                  EXHIBIT 10.6.4

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                           LOAN AND SECURITY AGREEMENT


                                     BETWEEN




                         VOICE POWERED TECHNOLOGY, INC.


                                       AND


                      FRANKLIN ELECTRONIC PUBLISHERS, INC.





                         DATED AS OF SEPTEMBER 22, 1997





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                           LOAN AND SECURITY AGREEMENT



        This LOAN AND SECURITY AGREEMENT, is entered into as of September 22, 1997, between FRANKLIN ELECTRONIC PUBLISHERS, INC. ("Lender"), with a place of business located at One Franklin Plaza, Burlington, New Jersey 08016, and VOICE POWERED TECHNOLOGY INTERNATIONAL, INC. operating as a debtor-in-possession ("Borrower"), with its chief executive office located at 18425 Burbank Boulevard, Suite 508, Tarzana, California 91356.

        The parties agree as follows:

        1. DEFINITIONS AND CONSTRUCTION.

               1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

        "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

        "Agreement" means this Loan and Security Agreement and any extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Loan and Security Agreement.

        "Approved Budget Expenditures" means (a) those proposed line-item expenditures in a Forecasted Budget for the immediately following month with respect to which Lender has not delivered written objection to Borrower within five (5) business days of receipt thereof, and (b) any expenditure to which Lender has specifically agreed in writing; provided, however, that in order to be effective, any objection of Lender to a Forecasted Budget shall be specific to the line item in question and shall specify what amount of expenditure, if any, concerning such line item would be acceptable to Lender; and provided, further, that Lender may not object prior to an Event of Default to any proposed expenditure which (i) concerns the public health or safety, (ii) relates to wages or monies owing for work, services or goods previously worked or rendered or purchased without prior written objection by Lender, (iii) constitutes the payment of taxes.

        "Authorized Officer" means any officer of Borrower.


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        "Bankruptcy Case" means Borrower's Chapter 11 case (No. LA
_____________) in the Bankruptcy Court.

        "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.Section101 et seq.), as amended, and any successor statute.

        "Bankruptcy Court Order" means a final order and related findings entered by the Bankruptcy Court approving Borrower's Motion, which order and findings must be in form and substance acceptable to Lender and, without limiting the generality of the foregoing, containing the following provisions in form and substance satisfactory to Lender:

               (a) the grant to Lender of a superpriority administrative expense claim with a priority over any and all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code subject to the Carveout;

               (b) a first priority lien in favor of Lender on the Collateral, subject only to valid liens existing prior to the Petition Date;

               (c) relief from the automatic stay to perform all acts attendant to this Agreement and to exercise remedies in the event of any Event of Default under this Agreement, including remedies in respect of the Prepetition Debt;

               (d) a prohibition on restructuring or modifying any of Lender's rights under this Agreement or the Bankruptcy Court Order in any plan of reorganization concerning the Borrower absent the consent of Lender;

               (e) that the Loan Documents and the Bankruptcy Court Order are binding on the Borrower and any subsequently appointed chapter 11 or chapter 7 trustee with respect to Borrower or the assets of Borrower;

               (f) that no costs or expenses of administration of the Borrower's Case or any superseding chapter 7 case shall be imposed against Lender or the Collateral;

               (g) that the liens and security interests granted to Lender pursuant to the Bankruptcy Court Order shall be deemed perfected and valid as of the date of the Bankruptcy Court Order without the necessity of the filing of any financing statement, deed of trust or mortgage by Lender;

               (h) that Lender's security interests and liens granted under the Bankruptcy Court Order may not be primed pursuant to Section 364(d) of the Bankruptcy Code;

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               (i) that no request for an injunction or temporary restraining order seeking to enjoin, restrain or stay Lender's exercise of remedies under the Loan Documents will be considered or granted;

               (j) that Borrower may pay Lender's pre- and post-Closing Date reasonable attorneys' fees and other costs and expenses incurred in connection with the Loan Documents without further order of the Court. Such amounts may be paid by applying advances under this Agreement against the indebtedness owing to Lender;

               (k) that the loans made pursuant to the Loan Documents are exempt from any applicable usury law; and

               (l) that any action under Bankruptcy Code sections 545, 547, 548, 549 or 550 against Lender must be brought by December 15, 1997 or shall be forever waived.

        "Base Rate" has the meaning set forth in Section 2.4(a).

        "Borrower" has the meaning set forth in the preamble to this Agreement.

        "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

        "Borrowing Base" means, as of any date of determination, an amount equal to the sum of seventy-five percent (75%) of Eligible Accounts and fifty percent (50%) of purchase orders held by Borrower which Lender believes in its absolute discretion will result in Eligible Accounts minus such reserves as Lender in its reasonable discretion may elect to establish.

        "Business Day" means any day which is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

        "Carveout" means Lender's agreement to subordinate its right to repayment of the Obligations to the payment of the post-petition fees owing to Borrower's counsel in the Bankruptcy Case, up to a maximum amount of Thirty Thousand Dollars ($30,000).

        "Closing Date" means the date of the initial advance under this Agreement.


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        "Code" means the California Uniform Commercial Code.

        "Collateral" means each of the following:

                      (a) Instruments, Accounts, Intangibles, Contracts. All of Borrower's instruments, accounts and accounts receivable, all rights to payment for goods sold or leased or for services rendered that are not evidenced by an instrument or chattel paper, and all of Borrower's general intangibles (expressly including customer lists), instruments, securities, stock, credits, documents, letters of credit, chattel paper, documents of title, warehouse receipts, leases, deposit accounts, money, tax refund claims, contract rights, and other rights (including all rights to the payment of money and partnership interests);

                      (b) Goods, Inventory, Equipment. All of Borrower's goods, inventory and equipment, including, without limitation, machinery, equipment, office equipment and supplies, computers, tenant improvements, fixtures and related equipment, furniture, furnishings, tools, tooling, jigs, dies, fixtures, manufacturing implements, fork lifts, trucks, trailers, motor vehicles, and other equipment;

                      (c) Intellectual Property. All of Borrower's intellectual property, including, without limitation, patents, patent applications, trademarks, trademark applications, tradenames, technical knowledge and processes, formal or informal licensing arrangements, blueprints, technical specifications, computer software, copyrights, copyright applications and other trade secrets, and all embodiments thereof, and rights thereto, including without limitation all of Borrower's rights to use the patents, trademarks or other property of the aforesaid nature of other persons now or hereafter licensed to Borrower, together with the goodwill of the business symbolized by or connected with Borrower's trademarks, licenses and the other rights under this subsection; and

                      (d) After-acquired Collateral, Proceeds. The Collateral includes all items described in paragraphs (a), (b) and (c) above, whether now owned or hereafter at any time acquired by Borrower and wherever located, and includes all replacements, additions, accessions, substitutions, repairs, proceeds and products relating thereto or therefrom, and all documents, ledger sheets and files of Borrower relating thereto. The Collateral includes the proceeds of all Collateral set forth herein. Proceeds hereunder include (i) whatever is now or hereafter received by Borrower upon the sale, exchange, collection or other disposition of any item of Collateral, whether such proceeds constitute inventory, accounts, accounts receivable, general intangibles, instruments, securities, credits, documents, letters of credit,


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chattel paper, documents of title, warehouse receipts, leases, deposit accounts, money, contract rights, goods or equipment; (ii) any such items which are now or hereafter acquired by Borrower with any proceeds of Collateral hereunder; and
(iii) any insurance now or hereafter payable by reason of loss or damage to any item of Collateral or any proceeds thereof.

        "Compliance with Approved Budget Expenditures" means the expenditure of not more than one hundred fifteen percent (115%) of the amount of an Approved Budget Expenditure during a given calendar month.

        "Daily Balance" means the amount of an Obligation owed at the end of a given day.

        "Eligible Accounts" means, as at any date of determination, the aggregate of all accounts receivable that Lender, in its reasonable judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following Accounts are not Eligible Accounts:

                      (1) Accounts which, at the date of issuance of the respective invoice therefor, were payable more than sixty (60) days (or in the case of Service Merchandise, Inc., ninety (90) days) after the date of issuance of such invoice;

                      (2) Accounts which remain unpaid for more than thirty (30) days after the due date specified in the original invoice or for more than sixty
(60) days after invoice date if no due date was specified;

                      (3) Accounts which are otherwise eligible with respect to which the account debtor is owed a credit by Borrower, but only to the extent of such credit;

                      (4) Accounts due from a customer whose principal place of business is located outside the United States of America unless such Account is backed by a letter of credit, in form and substance acceptable to Lender, and issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof, that is acceptable to Lender, provided that such letter of credit has been delivered to Lender as additional collateral;

                      (5) Accounts due from a customer which Lender has notified Borrower does not have a satisfactory credit standing;

                      (6) Accounts with respect to which the customer is the United States of America, any state or any municipality, or any department, agency or instrumentality thereof;

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                      (7) Accounts with respect to which the customer is an
Affiliate of Borrower or a director, officer, agent, stockholder or employee of Borrower or any of its Affiliates;

                      (8) Accounts with respect to which there is any unresolved dispute with the respective customer (but only to the extent of such dispute);

                      (9) Accounts evidenced by an "instrument" or "chattel paper" (as defined in the UCC) not in the possession of Lender;

                      (10) Accounts with respect to which Lender does not have a valid, first priority and fully perfected security interest;

                      (11) Accounts subject to any Lien except those in favor of Lender;

                      (12) Accounts with respect to which the customer is the subject of any bankruptcy or other insolvency proceeding;

                      (13) Accounts with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

                      (14) Accounts with respect to which the customer is located in Indiana, New Jersey, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

                      (15) Accounts with respect to which the customer is a creditor of Borrower, or which accounts are subject to credits of any kind, provided, however, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by Borrower to such Person.

        "Event of Default" has the meaning set forth in Section 8.

        "FEIN" means Federal Employer Identification Number.

        "Forecasted Budgets" has the meaning set forth in Section 6.2.

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        "Lender Expenses" means (a) all reasonable: costs or expenses (including taxes, photocopying, notarization, telecommunication and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or advanced by Lender; (b) post-Closing Date documentation, filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate survey, environmental audit, legal, accounting and search fees assessed, paid, or incurred by Lender in connection with Lender's transactions with Borrower, the amendment of any of the Loan Documents or the monitoring of the Bankruptcy Cases; (c) out of pocket costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise); (d) charges paid or incurred by Lender resulting from the dishonor of checks; (e) costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof following an Event of Default, irrespective of whether a sale is consummated; (f) costs and expenses paid or incurred by Lender in examining Borrower's Books following an Event of Default; (g) costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents; and (h)
Lender's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout" or "restructuring"), defending, or concerning any Loan Documents following an Event of Default, irrespective of whether suit is brought.

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

        "Hazardous Materials" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity"; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.


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        "Indebtedness" means: (a) all obligations of Borrower for borrowed money; (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (c) all obligations under capitalized leases; (d) all obligations or liabilities of others secured by a lien or security interest on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed; and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

        "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        "Lender" has the meaning set forth in the Preamble.

        "Loan Documents" means this Agreement, any note or notes executed by Borrower and payable to Lender, and any other agreement entered into in connection with this Agreement.

        "Maturity Date" has the meaning set forth in Section 3.3.

        "Maximum Amount" has the meaning as set forth in Section 2.1.

        "Motion" has the meaning set forth in Section 3.1.

        "Obligations" means all loans, advances, debts, principal, interest, premiums, liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing Lender to charge Borrower's loan account), obligations, fees, lease payments, guaranties, covenants, and duties owing by Borrower to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any note or other instrument, or pursuant to any other agreement between Lender and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise; provided that, notwithstanding the foregoing, the Obligations shall not include the Prepetition Debt.

        "Old Lender" means KBK Financial, Inc.

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        "Overadvance" has the meaning set forth in Section 2.3.

        "Payment Account" has the meaning set forth in Section 2.5.

        "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

        "Permitted Liens" means: (a) liens and security interests held by Lender; (b) liens for unpaid taxes that are not yet due and payable; (c) liens and security interests set forth on Schedule 7.2 attached hereto; (d) purchase money security interests and liens of lessors under permitted capitalized leases so long as the security interest or lien only secures the purchase price of the asset; (e) easements, rights of way, reservations, covenants, conditions, restrictions, zoning variances, and other similar encumbrances that do not materially interfere with the use or value of the property subject thereto; (f) obligations and duties as lessee under any lease existing on the date of this Agreement; and (g) mechanics', materialmen's, warehousemen's, or similar liens.

        "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

        "Petition Date" means September 22, 1997.

        "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or any ERISA Affiliate sponsors or maintains or to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions, including any Multiemployer Plan or Qualified Plan.

        "Prepetition Debt" means all amounts owing to Lender by Borrower as of the Petition Date.

               1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein the term "financial statements" shall include the notes and schedules thereto.

               1.3 CODE. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

               1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where

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otherwise indicated, the inclusive meaning represented by the phrase "and/or."
The words "hereof," "herein," "hereby," "hereafter," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

               1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

        2. LOANS AND TERMS OF PAYMENT.

               2.1 REVOLVING ADVANCES.

                      (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower and in the other Loan Documents, Lender agrees to lend to Borrower from time to time an aggregate amount not to exceed at any time Four Hundred Thousand Dollars ($400,000) (the "Maximum Loan Amount"). Amounts borrowed under this subsection
2.1 may be repaid and reborrowed at any time prior to the Maturity Date. Lender shall have no obligation to make an advance to the extent any requested advance would cause total advances (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Loan Amount (as defined below); provided that Lender may, in its sole discretion, elect from time to time to make advances in excess of the Maximum Amount.

                      (b) Until such time as the Additional Loan Conditions (as defined below) are satisfied, Lender agrees to lend to Borrower from time to time an aggregate amount not to exceed Fifty Thousand Dollars ($50,000) (the "Initial Loan Amount").

                      (c) Lender agrees to lend monies in excess of the Initial Loan to Borrower in an amount not to exceed the lesser of the Borrowing Base or the Maximum Loan Amount upon the satisfaction of each of the following conditions (each of which is subject to waiver by Lender) (the "Additional Loan Conditions"):

                          (i) Borrower shall have delivered to Lender an initial
Forecasted Budget in form and substance satisfactory to Lender. Without limiting the foregoing in terms of the discretion of Lender to approve or disapprove of such Forecasted Budget, such Forecasted Budget must demonstrate to Lender's satisfaction that

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(a) Borrower will not suffer net operating losses excluding depreciation, amortization, legal accounting and other professional fees associated with the administration of the bankruptcy case, during the period covered by the Forecasted Budget, (b) Borrower will not suffer negative cash flow during the period covered by the Forecasted Budget, and (c) that Borrower will have the capacity to repay all advances under this Agreement in full as of the Maturity Date.

                          (ii) Borrower shall have filed a plan of
reorganization in the Bankruptcy Case in form and substance satisfactory to Lender and which plan of reorganization Lender, in its reasonable judgement, determines is likely to be confirmed prior to the Maturity Date.

                          (iii) The Bankruptcy Court Order shall have been
entered on a final basis.

                      (d) All advances under this Agreement shall be in the minimum amount of Five Thousand Dollars ($5,000) and whole multiples of Five Thousand Dollars ($5,000). Lender is authorized to make advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of Borrower, or without instructions if pursuant to Section 2.5(d). Borrower agrees to establish and maintain a single designated deposit account for the purpose of receiving by wire the proceeds of the advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any advance requested by Borrower and made by Lender hereunder shall be made to such designated deposit account. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                      (e) Advances under this Agreement shall only be made by wire transfer on Friday morning. Any request by Borrower for an advance must be made in writing by an Authorized Officer and received by Lender not later than 5:00 p.m. New Jersey time three Business Days prior to the requested advance date at the notice address set forth herein.

        2.2 [Intentionally omitted]

        2.3 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Lender pursuant to Section 2.1 is greater than the dollar limitations set forth in Section 2.1 (an "Overadvance"), Borrower immediately shall pay to Lender, in cash, the amount of such Overadvance.

        2.4 INTEREST: RATES, PAYMENTS, AND CALCULATIONS.

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               (a) Interest Rate. All Obligations shall bear interest, on the average Daily Balance, at twelve percent (12%) per annum (the "Base Rate").

               (b) Default Rate. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a per annum rate equal to fourteen percent (14%). If an Overadvance is created by Lender charging interest or fees to Borrower's loan account, Borrower shall have a grace period of five (5) days within which to fully repay such Overadvances before such Overadvance shall constitute an Event of Default.

               (c) Payments. Interest hereunder shall be due and payable in arrears on the last day of each month during the term hereof. Borrower hereby authorizes Lender, at its option, without prior notice to Borrower, to charge such interest, all Lender Expenses (as and when incurred), and all installments or other payments due under any other Loan Document to Borrower's loan account, which amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

        2.5 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any wire transfer of funds, check, or other item of payment by Lender immediately shall be applied to provisionally reduce the Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate account of Lender or unless and until such check or other item of payment is honored when presented for payment. From and after the Closing Date, Lender shall be entitled to charge Borrower for three (3) Business Days of "clearance" at the applicable rates set forth in Sections 2.4(a) and 2.4(b) (applicable to advances under Section 2.1) on all collections, checks, or other items of payment other than wire transfers that are received by Lender. This three (3) Business Day clearance charge on all receipts is acknowledged by the parties to constitute an integral aspect of the pricing of Lender's facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Lender, and irrespective of the level of Borrower's Obligations to Lender. Should any check or item of payment not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any wire transfer, check, or other item of payment shall be deemed received by Lender only if it is received by Lender at ___________________ (the "Payment Account") on or before 11:00 a.m. New Jersey time.

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If any wire transfer, check, or other item of payment is received into the
Payment Account after 11:00 a.m. New Jersey time it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

               2.6 STATEMENTS OF OBLIGATIONS. Lender shall render monthly statements to Borrower of the Obligations, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, including but not limited to a detailed description of any services relating to professional fees included therein, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender as to items properly set forth therein, unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Lender by registered or certified mail at its address specified in Section 12, written objection thereto describing the error or errors contained in any such statements.

               2.7 FEES. Borrower shall pay to Lender the Lender Expenses, payable within ten (10) days of receipt of invoice, without waiver of any right to submit objection pursuant to Section 2.6 or to seek adjustment therefore.

        3. CONDITIONS;  TERM OF AGREEMENT.

               3.1 CONDITIONS PRECEDENT TO ADVANCES. The obligation of Lender to make the Initial Loan and any Additional Loans is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions on or before the Closing Date (in addition to any conditions set forth in section 2.1 of this Agreement):

                       (a) The Bankruptcy Court Order shall have been entered on or before October 5, 1997 on an interim basis; and the Closing Date shall occur on or before October 5, 1997;

                       (b) Findings in support of the Bankruptcy Court Order in form and substance acceptable to Lender shall have been entered including, without limitation, (i) a finding pursuant to Bankruptcy Code Section 364(e) that Lender has acted in good faith and (ii) a finding that notice of Borrower's motion for approval of the financing (the "Motion") was adequate;

                       (c) The filing of the Motion reasonably acceptable in form and substance to Lender shall have been on or prior to September 22, 1997;

                       (d) Notice of the Motion shall have been reasonably satisfactory to Lender;

                       (e) Lender shall have received searches reflecting the filing of its financing statements;

                       (f) Lender shall have received each of the Loan Documents and each such document shall be in full force and effect.

                       (g) Lender shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution and delivery of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute same;

                       (h) Lender shall have received copies of Borrower's By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                       (i) Lender shall have received a certificate of corporate status with respect to Borrower, dated within forty five (45) days of the Closing Date, by the Secretary of State of the state of incorporation of Borrower, which certificate shall indicate that Borrower is in good standing in such state;

                       (j) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such advance, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                       (k) no Event of Default or event which the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of such advance, nor shall either result from the making of the advance;

                       (l) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the making of such advance shall have been issued and remain in force by any governmental authority against Borrower, Lender, or any of their Affiliates; and

                       (m) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender and its counsel.

               3.2 TERM. This Agreement shall continue in full force and effect for a term ending on the earliest to occur of: (a) the date that is five (5) months from the Closing Date (unless such date is extended in writing by Lender), (b) the effective date of an order confirming a plan of reorganization of Borrower; or (c) at the option of Lender, immediately and without notice upon the occurrence or during the continuation of an Event of Default (in any event, the "Maturity Date").

               3.3 EFFECT OF TERMINATION. On the Maturity Date, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Lender's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligation to provide advances hereunder is terminated.

        4. CREATION OF SECURITY INTEREST.

               4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Lender's security interests in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, and other than sales of inventory in the ordinary course of business, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

               4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of negotiable instruments, Borrower shall, immediately upon the request of Lender, endorse and assign such negotiable Collateral to Lender and deliver physical possession of such negotiable Collateral to Lender.

               4.3 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Lender, Borrower shall execute and deliver to Lender all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Lender may reasonably request, in form satisfactory to Lender, (a) to perfect and continue perfected Lender's security interests in the Collateral, and (b) in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.

               4.4 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to: (a) if Borrower refuses to, or fails timely to execute or deliver any of the documents described in Section 4.3(a), sign the name of Borrower on any of the documents described in Section 4.3(a); (b) at any time that an Event of Default has occurred and is continuing or Lender deems itself insecure (in accordance with Section 1208 of the Code), sign Borrower's name on any invoice or bill of lading relating to any account, drafts against account debtors, schedules and assignments of accounts, verifications of accounts, and notices to account debtors; (c) send requests for verification of accounts; (d) endorse Borrower's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Lender's possession; (e) at any time that an Event of Default has occurred and is continuing or Lender deems itself insecure (in accordance with Section 1208 of the Code), notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to the Borrower, and to retain all mail relating to the Collateral and forward all other mail to the Borrower; (f) at any time that an Event of Default has occurred and is continuing or Lender deems itself insecure (in accordance with Section 1208 of the Code), make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (g) at any time that an Event of Default has occurred and is continuing or Lender deems itself insecure (in accordance with Section 1208 of the Code), settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases which Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder is terminated.

               4.5 RIGHT TO INSPECT. Lender (through any of its officers, employees, or agents) shall have the right: (a) at Borrower's expense, to have an agent at Borrower's premises, on no more than a monthly basis, to inspect the Collateral and Borrower's reporting thereof, and (b) from time to time hereafter to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

        5. REPRESENTATIONS AND WARRANTIES.

               Borrower represents and warrants to Lender as follows:

               5.1 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances, except for Permitted Liens.

               5.2 FINANCIAL DOCUMENTS. Each of the financial documents delivered by Borrower to Lender fairly presents Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the latest financial statements submitted to Lender on or before the Closing Date.

               5.3 ENVIRONMENTAL CONDITION. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has never received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

               5.4 RELIANCE BY LENDER; CUMULATIVE. Each warranty and representation contained in this Agreement automatically shall be deemed repeated with each advance and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that Borrower now or hereafter shall give, or cause to be given to Lender.

               5.5 AMOUNTS OWING TO OLD LENDER. Borrower owes Old Lender not more than $275,000.

        6. AFFIRMATIVE COVENANTS.

               Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Lender shall otherwise consent in writing, Borrower shall do all of the following:

               6.1 ACCOUNTING SYSTEM. Borrower shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as from time to time may be requested by Lender. Borrower also shall keep proper books of account showing all sales, claims, and allowances on its inventory.

               6.2 REPORTS.

                       (a) Borrower shall deliver to Lender in a form satisfactory to Lender, on the Friday of each week with (A) a rolling twelve week forecast of cash receipts and expenses for the immediately following week, and (B) a certification as to the cost basis of current saleable inventory owned by Borrower as of such date (the "Forecasted Budget"). Borrower shall deliver to Lender, as Lender may from time to time require, collection reports, sales journals, invoices, original delivery receipts, customer's purchase orders, shipping instructions, bills of lading, and other documentation respecting shipment arrangements. Absent such a request by Lender, copies of all such documentation shall be held by Borrower as custodian for Lender.

                       (b) On the twentieth day of each month, Borrower shall deliver to Lender a certificate signed by its chief financial officer to that effect that: (i) all reports, statements, or computer prepared information of any kind or nature delivered or caused to be delivered to Lender hereunder fairly present the financial condition of Borrower; (ii) Borrower is in timely compliance with all of its covenants and agreements hereunder; (iii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and (iv) on the date of delivery of such certificate to Lender there does not exist any condition or event that constitutes an Event of Default (or, in each case, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

                       (c) Borrower shall deliver to Lender copies of all pleadings filed in the Bankruptcy Cases and the interim reports of Borrower provided to the United States Trustee.

               6.3 TAX RETURNS. Borrower agrees to deliver to Lender copies of each of Borrower's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

               6.4 TAXES. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Borrower shall make due and timely payments or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

               6.5 INSURANCE.

                       (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks (including, without limitation, earthquake insurance, where applicable), and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral, as well as insurance against larceny, embezzlement and criminal misappropriation.

                       (b) All such policies of insurance shall be in such form, with such companies, and in such amount as may be reasonably satisfactory to Lender. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Lender, showing Lender as additional loss payee thereof, and shall contain a waiver of warranties, and shall specify that the insurer must give at least ten (10) days prior written notice to Lender before canceling its policy for any reason. Borrower shall deliver to Lender copies of such policies of insurance and evidence of the payment of all premiums thereof. Subject to any rights of Old Lender, or as Lender otherwise elects, all proceeds payable under any such policy shall be payable to Lender to be applied on account of the Obligations.

               6.6 MAINTENANCE OF COLLATERAL. Borrower shall keep, protect, preserve and maintain the Collateral from waste and deterioration (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved; provided, however, that Lender acknowledges that Borrower intends to and shall segregate for the benefit of Old Lender all Collateral which, pursuant to prepetition agreements between Lender and Old Lender, are subject to a prior security interest in favor of Old Lender (the "Old Lender Collateral"). Borrower shall not use the Old Lender Collateral for any purpose other than the liquidation thereof for the benefit of Old Lender.

               6.7 NO SETOFFS OR COUNTERCLAIMS. All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

               6.8 LOCATION OF INVENTORY AND EQUIPMENT. Borrower shall keep the inventory only at the locations identified on Schedule 6.8; provided, however, that Borrower may amend Schedule 6.8 so long as such amendment occurs by written notice to Lender not less than thirty (30) days prior to the date on which the inventory is moved to such new location and so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's security interests in such assets and also provides to Lender a landlord's waiver in form and substance satisfactory to Lender.

               6.9 COMPLIANCE WITH LAWS. Borrower shall comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the American With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Borrower or on the value of the Collateral to Lender.

               6.10 POST-PETITION DEBT. Borrower will pay its material post-petition trade debt obligations when due.

        7. NEGATIVE COVENANTS.

               Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without Lender's prior written consent:

               7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                       (a) Indebtedness created under this Agreement;

                       (b) Pre-petition Indebtedness set forth in the latest financial statements of Borrower submitted to Lender on or prior to the Closing Date;

                       (c) Pre-petition Indebtedness secured by Permitted Liens; and

                       (d) Refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Lender as those applicable to the refinanced Indebtedness.

               7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any security interest or lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under and in accordance with Section 7.1(d) and so long as the replacement liens secure only those assets or property that secured the original Indebtedness).

               7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any acquisition, merger, consolidation, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any Person.
                                       21

               7.4 CHANGE NAME. Change Borrower's name, FEIN, business structure, or identity, or add any new fictitious name.

               7.5 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement or instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender.

               7.6 PREPAYMENTS. Pay any pre-petition Indebtedness owing to any third Person other than Old Lender and as approved by Lender.

               7.7 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

               7.8 ACCOUNTING METHODS. Modify or change its method of accounting.

               7.9 INVESTMENTS. Directly or indirectly make or acquire any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan, advance, or capital contribution to, any Person.

               7.10 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrower than would be obtained in arm's length transaction with a non-Affiliate.

               7.11 USE OF PROCEEDS. Use the proceeds of the advances made hereunder and the proceeds of the post-petition Collateral for any purpose other than: (a) to pay transactional fees, costs and expenses incurred in connection with this Agreement; and (b) for authorized corporate purposes in Compliance with Approved Budget Expenditures.

               7.12 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH Bailees. Borrower covenants and agrees that it will not, without thirty (30) days prior written notification to Lender, relocate its chief executive office to a new location and will not relocate unless, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's security interests and also provides to Lender a landlord's waiver in form and substance satisfactory to Lender. No inventory or equipment shall at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

        8. EVENTS OF DEFAULT.

               Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

               8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

               8.2 If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Lender;

               8.3 If the Bankruptcy Case is converted to a case under Chapter 7 of the Bankruptcy Code, or dismissed;

               8.4 If a trustee is appointed for Borrower in any of the Bankruptcy Cases;

               8.5 If any party (other than Old Lender in respect of its Accounts collateral) obtains relief from the automatic stay under Section 362 of the Bankruptcy Code if such relief might have a material adverse effect on the Collateral or Borrower's business;

               8.6 If Borrower makes any payment on account of Indebtedness that has been subordinated by contract or pursuant to the Bankruptcy Court Order in right of payment to the payment of the Obligations, except to the extent such payment is (a) permitted by the terms of the subordination provisions applicable to such Indebtedness (b) is approved by Lender in this Agreement or (c) constitutes an Approved Budget Expenditure;

               8.7 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Lender by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn;

               8.8 The confirmation of any plan of reorganization which fails to satisfy the Obligations on the effective date of such plan of reorganization.

               8.9 The commencement of any action in respect of a Franklin Avoidance Claim (as defined in the Bankruptcy Court Order).

        9.  LENDER'S RIGHTS AND REMEDIES.

               9.1 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by
Borrower:

                       (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                       (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender.

                       (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting Lender's rights and security interests in the Collateral and without affecting the Obligations;

                       (d) Settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's loan account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                       (e) Cause Borrower to hold all returned inventory in trust for Lender, segregate all returned inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender; and

                       (f) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale.

               9.2 REMEDIES CUMULATIVE. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, the Bankruptcy Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

        10.  TAXES AND EXPENSES REGARDING THE COLLATERAL.

               If Borrower fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Lender determines that such failure by Borrower could have a material adverse effect on Lender's interest in the Collateral, in its discretion and without prior notice to the Borrower, Lender may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Lender deems necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.5, and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses. Any such payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

        11.  WAIVERS; INDEMNIFICATION.

               11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal in connection with accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

               11.2 LENDER'S LIABILITY FOR COLLATERAL. So long as Lender complies with its obligations, if any, under Section 9207 of the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

               11.3 INDEMNIFICATION. Borrower agrees to defend, indemnify, save, and hold Lender and its officers, employees, and agents harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person arising out of or relating to the transactions contemplated by this Agreement or any other Loan Document, and (b) all losses (including attorneys fees an disbursements) in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following, or consequential to the transactions contemplated by this Agreement or any other Loan Document not caused by Lender's gross negligence or intentional misconduct. This provision shall survive the termination of this Agreement.

        12. NOTICES.

               Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telecopier, or telegram (with messenger delivery specified) to Borrower or to Lender, as the case may be, at its address set forth below:

        If to Borrower:      VOICE POWERED TECHNOLOGY, INC.
                             18425 Burbank Boulevard
                             Suite 508
                             Tarzana, California  91356
                             Telecopier No.: ________________

        With copy to:        ROBINSON, DIAMANT & BRILL
                             A Professional Corporation
                             1888 Century Park East
                             Suite 1500
                             Los Angeles, CA  90067
                             Attn:  Martin Brill, Esq.
                             Telecopier No.:  (310) 277-7584


        If to Lender:        FRANKLIN ELECTRONIC PUBLISHERS, INC.
                             One Franklin Plaza
                             Burlington, New Jersey 08016
                             Attn:  Gregory J. Winsky, Esq.
                             Telecopier No.:  (609) 387-2666

        With copy to:        PACHULSKI, STANG, ZIEHL & YOUNG
                             10100 Santa Monica Boulevard
                             Suite 1100
                             Los Angeles, California  90067
                             Attn:  Brad R. Godshall, Esq.
                             Telecopier No.: (310) 201-0760

               The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three
(3) days after the deposit thereof in the mail. Borrower acknowledges and agree that notices sent by Lender in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telecopier or other similar method set forth above.

        13.  MISCELLANEOUS.

               13.1 INVALIDITY. Each provision of this Agreement shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

               13.2 CHOICE OF LAW. This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New Jersey and all other laws of mandatory application.

               13.3 JURY TRIAL WAIVER. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND EXTEND CREDIT TO Borrower, Borrower AND LENDER EACH WAIVE TRAIL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LENDER AND Borrower.

               13.4 ONE LOAN; JOINT AND SEVERAL LIABILITIES. All of the Obligations shall constitute one loan secured by all Collateral. Lender may, in its sole discretion, (i) exchange, enforce, waive or release any such Collateral or portion thereof, and (ii) apply such Collateral and direct the order or manner of sale thereof as Lender may, from time to time, determine.

               13.5 SUPER-PRIORITY STATUS OF THE OBLIGATIONS. The Obligations shall constitute, in accordance with Section 364(c)(1) of the Bankruptcy Code, an administrative expense claim having priority over any and all administrative expenses of the kind specified in
Section 503(b) or 507(b) of the Bankruptcy Code, subject to the Carveout.

               13.6 WAIVER OF BANKRUPTCY CODE SECTION 506(C).Borrower hereby waives any claim they otherwise might have under Section 506(c) of the Bankruptcy Code and agree that the Collateral shall not be charged with any costs or expenses under Section 506(c) of the Bankruptcy Code.

               13.7 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

               13.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

               13.9 ASSIGNMENTS/PARTICIPATIONS. Lender shall have the right to assign its rights hereunder or to sell participations on such terms as Lender deems appropriate.

               13.10 AMENDMENTS, ETC. No amendment or waiver of any provision of any Loan shall in any event be effective unless the same shall be in writing and signed by Lender.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.

                           FRANKLIN ELECTRONIC PUBLISHERS, INC.



                           By  /s/ GREGORY WINSKY
                               ----------------------------------
                           Title: Vice President





                           VOICE POWERED TECHNOLOGY, INC.,



                           By  /s/ MITCHELL RUBIN
                               ----------------------------------
                           Title: President